UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2005

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Broadcom Corporation entered into a Sixth Amendment to its Product Purchase Agreement (the "Amendment") with General Instrument Corporation, a wholly-owned subsidiary of Motorola, Inc., as of June 30, 2005. Motorola is a significant customer of Broadcom; sales to Motorola, including sales to its manufacturing subcontractors, accounted for 12.4% of Broadcom’s total net revenue in the year ended December 31, 2004. The Amendment modifies the initial agreement between Broadcom and General Instrument, which was entered into in September 1997 and covers the development and supply of chips for General Instrument’s digital cable set-top boxes and cable modems, to extend General Instrument’s minimum purchase requirements of chips for cable set-top boxes for an additional six months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

July 1, 2005	By:	/s/William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President & Chief Financial Officer